EXHIBIT 99
PRESS RELEASE

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
News Release

FOR IMMEDIATE RELEASE
WILMINGTON TRUST ANNOUNCES 2010 SECOND QUARTER RESULTS
Wilmington, Del., July 23, 2010 – Wilmington Trust Corporation (NYSE: WL) reported a loss of $116.4 million for the 2010 second quarter. After dividends and accretion on preferred stock, the net loss available to common shareholders was $120.9 million, or $1.33 per share.
The primary cause of the loss was the amount of the provision for loan losses, which rose to $205.2 million, following increases in nonperforming loans, loan charge-offs, and loans with unfavorable risk ratings. Other contributing factors were $18.8 million of credit-related expenses and $7.7 million of securities losses.
The negative trends in credit reflected continuing economic pressures, particularly in southern Delaware, that weakened the financial condition of some borrowers and caused commercial real estate valuations to decline significantly. Management’s assessment of these factors and economic conditions overall led to an increase in the reserve for loan losses and other actions to reduce risk in the loan portfolio.
“My priority is to return our company to profitability and position our businesses for future growth, but first we must continue to deal with the lingering effects of a weak economy and housing market. Our second quarter results demonstrate we are doing that,” said Donald E. Foley, Wilmington Trust’s chairman and chief executive officer. “We are fully committed to working through our credit issues, relying on robust risk management tools and analyses.
“At the same time, we remain focused on our strong relationships with clients, and on capitalizing on opportunities to increase revenue from our advisory businesses,” Mr. Foley added. “We have the market positions, capital strength, and talented people to accomplish these objectives. While no one can predict when economic conditions will improve, we will manage our credit challenges effectively and, over the coming months, begin to position our company to capitalize fully on its many strengths.”

2010 SECOND QUARTER SUMMARY
•	Net charge-offs were $131.2 million, an increase of $102.1 million from the 2010 first (trailing) quarter.
•	The reserve for loan losses was $373.8 million, an increase of $74.0 million.
•	Noninterest income rose to $100.9 million, an increase of 13%.
•	Noninterest income accounted for 59% of total revenue (net interest income before the loan loss provision and noninterest income after amortization and excluding securities gains/losses).
•	Corporate Client Services revenue was $51.3 million, another quarterly record high.
•	Wealth Advisory Services trust and investment advisory revenue declined 4% from the trailing quarter, which was less than half the decline in the Dow Jones Industrial Index, the Standard & Poor’s 500 Index, and the NASDAQ for the same period.
•	Economic pressures reduced demand for new loans, and loan balances decreased.
•	Liquidity improved, as core deposits provided 83% of total funding, compared with 82% for the trailing quarter.
•	The net interest margin improved to 3.15%, an increase of 12 basis points from the trailing quarter.
•	The company’s capital position remained strong. All regulatory capital ratios continued to exceed those required by the Federal Reserve for banks to be considered well capitalized.
•	The ratio of risk-based capital to total risk-weighted assets was 16.65%, compared with the 10.00% required to be considered well capitalized.
•	The amount of risk-based capital was $1.64 billion. This was $656.9 million more than the amount required to be considered well capitalized.
Financial summary

	Three months ended
	June 30,	March 31,	June 30,
(dollars in millions, except per-share amounts)	2010	2010	2009
Net interest income	$74.8	$74.7	$81.6
Provision for loan losses	(205.2)	(77.4)	(54.0)
Securities losses	(7.7)	(17.8)	(23.4)
Noninterest income	100.9	89.5	81.6
Noninterest expense	154.2	131.5	128.4
Net loss	$(116.4)	$(29.2)	$(9.1)
Dividends and accretion on preferred stock	4.5	4.6	4.5
Net loss available to common shareholders	$(120.9)	$(33.8)	$(13.6)
Net loss per common share	$(1.33)	$(0.44)	$(0.20)

ECONOMIC PRESSURES INCREASE THE PROVISION, RESERVE, AND CHARGE-OFFS
The financial condition of some borrowers weakened in the second quarter, especially in southern Delaware, where signs of economic recovery remain tentative. In addition, updated real estate appraisals received during the quarter revealed significant declines in collateral valuations. These factors led management to increase loan loss estimates, charge off more loans, downgrade risk ratings, and add $74.0 million to the reserve for loan losses.
Selected credit metrics

	Three months ended
	June 30,	March 31,	June 30,
(dollars in millions)	2010	2010	2009
Loan balances (period-end)	$8,387.7	$8,715.6	$9,175.2
Total nonperforming assets	559.7	550.9	330.3
Loans past due 90 days or more	106.2	39.7	26.7
Loans with substandard risk ratings	1,451.5	1,089.3	662.2
Net charge-offs	131.2	29.1	36.2
Reserve for loan losses	373.8	299.8	184.9

Ratio of loan loss reserve to total loans	4.46%	3.44%	2.02%
Ratio of nonperforming assets to total loans and OREO	6.64	6.29	3.59
Ratio of loan loss reserve to nonperforming assets	66.79	54.42	55.98
Ratio of net charge-offs to total loans (not annualized)	1.53	0.33	0.39
Commercial real estate/construction loans accounted for approximately two-thirds of the trailing quarter increase in net charge-offs. Most of these loans were for residential projects in southern Delaware, and largely for parcels of land in various stages of development.
Nonaccruing loans accounted for $479.9 million of nonperforming assets at June 30, 2010, compared with $468.9 million at March 31, 2010. During the 2010 second quarter, nonaccruing loans of approximately $119.4 million were charged off, and loans of approximately $130.0 million were added. Approximately one-half of the new nonaccruing loans were commercial real estate/construction loans. The remainder was split fairly evenly between the other two categories of commercial loans.

During the 2010 second quarter, property valued at $4.5 million was transferred to other real estate owned (OREO), and OREO valued at $6.6 million was sold or written down. This brought the OREO balance at June 30, 2010, to $44.2 million, which was $2.1 million lower than for the trailing quarter.
Loans past due 90 days or more were $66.5 million higher than at the end of the first quarter. Commercial, financial, and agricultural loans accounted for approximately one-half of this increase, and real estate-related loans accounted for most of the rest. Loans past due 90 days or more at June 30, 2010, included approximately $39.3 million of matured loans that are being renewed.
Loans 30 to 89 days past due decreased to $81.0 million from $108.3 million for the trailing quarter. This decrease reflected a combination of transfers to past due 90 days or more, transfers to nonaccruing status, returns to current status, and charge-offs.
Of the $1.45 billion of loans with substandard risk ratings at June 30, 2010, approximately $995.8 million, or 69%, continued to accrue interest. Of the $362.2 million trailing-quarter increase in loans with substandard risk ratings, approximately $333.2 million, or 92%, continued to accrue interest. The factors in the linked-quarter increase were:
•	A $166.3 million increase in substandard commercial, financial, and agricultural loans.
•	A $149.1 million increase in substandard commercial real estate/construction loans.
•	A $48.3 million increase in substandard commercial mortgage loans.
•	A $1.5 million decrease in substandard consumer and other retail loans.
“In addition to increasing the loan loss reserve, lowering risk ratings, and recognizing losses, we made management changes in the lending and credit review areas, added loan work-out staff, and continued aggressive work-out strategies. Also, to validate our own examination of the portfolio, we engaged an independent third-party credit review firm to take an objective look at our policies, procedures, and risk ratings, and their review and analysis supported our conclusions,” Mr. Foley said. “It is difficult to predict how quickly the economy and collateral values will stabilize and allow us to put these problems behind us. In the meantime, our rigorous scrutiny of credit risk continues.”
The financial statement section of this release contains additional information about credit quality and the composition of the reserve for loan losses.

LOAN BALANCES DECLINE; CORE DEPOSITS HELP IMPROVE LIQUIDITY
Loan demand remained weak, and loan balances declined on both a period-end and average-balance basis, in both the commercial and the retail portfolios. Management expects loan balances to decrease by an additional $200 million to $600 million by year-end 2010.
Liquidity continued to improve, as the percentage of funding from core deposits continued to increase. On average, non-core funding was $188.8 million lower than for the trailing quarter.
Loans, core deposits, and liquidity

	Three months ended
	June 30,	March 31,	June 30,
(dollars in millions, on average)	2010	2010	2009
Loans	$8,597.0	$8,828.3	$9,396.2
Noninterest-bearing demand deposits	780.5	1,307.5	1,246.6
Total core deposits	6,763.4	7,239.4	6,602.4
Percentage of funding from core deposits	83%	82%	72%
The trailing-quarter decrease in total core deposits, on average, was mainly the result of a large decrease in noninterest-bearing demand deposits. Most of this decrease was associated with short-term deposits from a CCS client that were on deposit for most of the 2010 first quarter and, therefore, reflected in first quarter average balances. Near the end of the first quarter, the client distributed funds from the account, reducing its balance and creating a decline, on an average-balance basis, between the first and second quarters of 2010. CCS clients commonly make short-term transactional deposits, and changes in CCS client deposits do not necessarily indicate trends in new or lost business.
NET INTEREST MARGIN IMPROVES ON LOWER FUNDING COSTS
Net interest income was slightly higher than for the trailing quarter, and the net interest margin expanded by 12 basis points. The margin improvement reflected increases in commercial loan yields and decreases in the cost of funds.

Net interest income and net interest margin

	Three months ended
	June 30,	March 31,	June 30,
(dollars in millions)	2010	2010	2009
Net interest income (before the loan loss provision)	$74.8	$74.7	$81.6
Quarterly net interest margin	3.15%	3.03%	3.14%
The yields on some commercial loans were higher due to improvements in the 30-day Libor or other rate increases. At June 30, 2010, approximately 90% of commercial loans had floating rates; the pricing on approximately 40% of these loans was tied to the 30-day Libor.
The cost of funds was lower because the need for non-core deposits declined, due to the decrease in loan balances and the addition of cash from the common equity offering completed in the 2010 first quarter.
Management expects funding costs to increase modestly in the second half of 2010. For the third and fourth quarters of 2010, management expects the net interest margin to be in the 3.00% to 3.10% range, assuming no change in the short-term interest rate environment.
NONINTEREST INCOME INCREASES
Noninterest income for the 2010 second quarter was 13% higher than for the trailing quarter, mainly due to lower securities losses, higher Corporate Client Services revenues, and gains on the sale of residential mortgages (recorded in other noninterest income). For the first six months of 2010, noninterest income was $190.4 million, 1% lower than for the first half of 2009, reflecting higher year-to-date securities losses in 2010 than in 2009.
Noninterest income accounted for 59% of the company’s total revenue for the second quarter and for the first half of 2010.

Noninterest income

	Three months ended
	June 30,	March 31,	June 30,
(dollars in millions)	2010	2010	2009
Noninterest income	$100.9	$89.5	$81.6
Noninterest income as a percentage of total revenue [1]	59%	59%	56%

[1]	Total revenue is the combination of net interest income (before the provision for loan losses) and noninterest income (after amortization and excluding securities gains/losses).
ANOTHER RECORD QUARTER FOR CORPORATE CLIENT SERVICES
Total Corporate Client Services (CCS) revenue was $51.3 million, which was 7% higher than for the trailing quarter. Global corporate trust services generated most of this increase. For the first six months of 2010, CCS revenue was $99.3 million, a 23% increase from the first half of 2009. More than half of this year-to-date increase came from retirement services.
CCS global corporate trust revenue for the 2010 second quarter was $25.3 million, an increase of 10% from the trailing quarter. For the first six months of 2010, global corporate trust revenue was $48.3 million, an increase of 19% from the first half of last year. This was due largely to demand for successor loan agency services, default administration and bankruptcy services, and services that support corporate debt issuances.
Fees for global corporate trust services are priced according to the level and complexity of services provided, and some fees may be extraordinary or one-time in nature. Management estimates that approximately $1.4 million of 2010 second quarter global corporate trust revenue may not recur.
CCS retirement services revenue was $21.5 million, the same as for the trailing quarter, as financial market declines offset the effects of additional plan contributions and new business. For the first six months of 2010, retirement services revenue was $43.0 million, an increase of 32% from the first half of last year. Much of the year-to-date growth was from services that support collective investment funds and from new and expanded relationships with large registered investment advisor firms.
CCS investment and cash management revenue was $4.5 million, an increase of $1.0 million from the trailing quarter. Approximately $700,000 of this amount was a one-time fee that management does not expect to recur. For the first six months of 2010, CCS investment and cash management revenue was $8.0 million, a 3% increase from the first half of last year.

MARKETS OFFSET WEALTH ADVISORY SERVICES BUSINESS DEVELOPMENT
Total Wealth Advisory Services (WAS) revenue was $40.9 million, a decrease of 7% from the trailing quarter. For the first six months of 2010, WAS revenue was $85.1 million, a 12% decrease from the first half of 2009. A combination of factors caused these decreases, including market volatility that affected the valuation of assets in client portfolios, fee waivers on money market mutual funds, and lower revenue from planning and other services.
WAS trust and investment advisory revenue was $33.2 million for the 2010 second quarter, which was 4% lower than for the trailing quarter. This decrease reflected declines in the financial markets that reduced asset valuations in client portfolios and offset the positive effects of new business. As a point of reference, the Standard & Poor’s 500 Index (S&P 500), which management regards as a reasonable proxy for the mix of equities in client portfolios, fell 12% during the same period.
For the first six months of 2010, trust and investment advisory revenue was $67.6 million, which was 8% higher than for the first half of last year. This growth reflected increases in asset valuations in client portfolios, as equity markets improved year-over-year.
WAS mutual fund fees for the 2010 second quarter were $1.2 million, an increase of $0.3 million from the trailing quarter, as yields on fund investments increased slightly. Low market interest rates continued to affect the yields on client investments in money market mutual funds, and management continued to waive fees on these funds. For the first six months of 2010, mutual fund fees were $2.1 million, a decrease of 84% from the first half of last year.
Fee waivers reduced WAS mutual fund revenue by approximately $4.0 million for the 2010 second quarter and by approximately $8.4 million for the first six months of 2010. Management does not expect to begin reinstating these fees until there is an increase in short-term market interest rates of at least 50 basis points.

Revenue from planning services was $6.5 million for the 2010 second quarter, a decrease of 26% from the trailing quarter. Planning revenue was $15.4 million for the first six months of 2010, a decrease of 27% from the first half of last year. Planning revenue was lower mainly because Wilmington Trust sold 80% of its ownership interest in management firm Grant Tani Barash & Altman (GTBA) to that firm’s principals in the 2010 first quarter. In 2009, revenue from GTBA was approximately $3.4 million per quarter.
CREDIT COSTS ADD TO NONINTEREST EXPENSE
Total noninterest expense was 17% higher than for the trailing quarter, mainly due to credit risk-related costs, as well as higher incentives and bonuses.
Noninterest expense

	Three months ended
	June 30,	March 31,	June 30,
(dollars in millions)	2010	2010	2009
Salaries and wages	$49.3	$49.2	$48.6
Incentives and bonuses	11.7	7.1	7.8
Employment benefits	13.7	16.1	14.2

Total staffing-related expense	$74.7	$72.4	$70.6
Other expense	79.5	59.1	57.8
Total noninterest expense	$154.2	$131.5	$128.4
Income tax benefit	$(67.3)	$(16.4)	$(10.2)
Full-time-equivalent staff members	2,795	2,821	2,909
Costs associated with credit risk management efforts added approximately $18.8 million of expense in the 2010 second quarter, including approximately:
•	$11.8 million for reserves against unfunded commitments to extend credit.
•	$4.9 million of OREO write-downs and losses.
•	$0.3 million of other OREO-related expense.
•	$1.3 million of legal and other expense related to loan workout and recovery activities.
•	$0.5 million for independent credit reviews.
Approximately $1.8 million of the increase in incentives and bonuses was associated with Mr. Foley’s compensation package. The rest of the increase was due mainly to accruals for staff retention incentives amid highly competitive employment market conditions.

The income tax benefit was higher than for the trailing quarter because the amount of the loss was higher. The effective tax rate for the 2010 second quarter was 36.64%, compared with 35.96% for the trailing quarter.
OTHER-THAN-TEMPORARY IMPAIRMENTS RESULT IN SECURITIES LOSSES
Securities losses for the 2010 second quarter were $7.7 million, compared with $17.8 million for the trailing quarter. During the 2010 second quarter, there were $0.1 million of securities gains and $7.8 million of securities losses, which resulted from other-than-temporary impairments of 9 of the 38 pooled trust-preferred securities (TruPS) in the company’s portfolio.
The 2010 second quarter write-down on these other-than-temporarily impaired (OTTI) TruPS was $11.3 million. Of this amount, $7.8 million was credit-related and recorded as securities losses. The remaining $3.5 million of the write-down was recorded in other comprehensive income, which reduced common stockholders’ equity by $2.2 million on an after-tax basis.
Pooled trust-preferred securities

	At June 30,	At March 31,	At June 30,
(in millions)	2010	2010	2009
Amortized cost	$124.0	$130.5	$175.6
Carrying value	44.6	47.4	73.3
Estimated fair value	50.3	48.8	58.9
The difference between the amortized cost of the pooled TruPS and their carrying value, which represents the non-credit-related portion of their impairment, was reflected in accumulated other comprehensive income and the tangible common equity ratio as of June 30, 2010.
None of the 9 single-issue TruPS in the company’s portfolio, which are from money center and large regional banks, was OTTI at June 30, 2010.

On a period-end basis, investment securities balances at June 30, 2010, were $768.4 million, slightly higher than at March 31, 2010. On average, balances for the 2010 second quarter were $750.6 million, which was 8% lower than for the trailing quarter. The difference between period-end and average balances was due mainly to decreases in government agency and mortgage-backed securities that occurred late in the 2010 first quarter and continued throughout the second quarter.
REGULAR QUARTERLY CASH DIVIDEND DECLARED
On July 21, 2010, the Board of Directors declared a regular quarterly cash dividend of $0.01 per common share. The dividend will be paid on August 16, 2010, to shareholders of record on August 2, 2010.
FINANCIAL STATEMENTS
Financial statements for the 2010 second quarter follow the narrative section of this release.
CONFERENCE CALL

Management will discuss 2010 second quarter results and outlook for the future in a conference call today at 10:00 a.m. (Eastern). Supporting materials, financial statements, and audio streaming will be available at www.wilmingtontrust.com.

Dial in number :	877-407-8031 (United States and Canada)
201-689-8031 (outside United States and Canada)
No pass code is necessary.

Internet access:	Live audio-only webcast accessible at www.wilmingtontrust.com.

Replay information:	Available until 11:59 p.m. (Eastern) on Friday, August 6, via
www.wilmingtontrust.com, or by telephone:
877-660-6853 (United States and Canada)
201-612-7415 (outside the United States and Canada)
Use account #286 and replay ID #352728

FORWARD-LOOKING STATEMENTS
This release may contain forward-looking statements that reflect our current expectations about our performance. These statements rely on a number of assumptions, estimates, expectations, and assessments of potential developments, and are subject to various risks and uncertainties that could cause our actual results to differ from our expectations. Our ability to achieve the results reflected in these statements could be affected adversely by, among other things, changes in national or regional economic conditions; changes in market interest rates; fluctuations in equity or fixed income markets; changes in the market values of, or expected cash flows from, securities in our investment portfolio; significant changes in banking laws or regulations; changes in accounting policies, procedures, or guidelines; increased competition for business; higher-than-expected credit losses; the effects of acquisitions; the effects of integrating acquired entities; a substantial and permanent loss of either client accounts and/or assets under management at Wilmington Trust and/or affiliate money managers Cramer Rosenthal McGlynn and Roxbury Capital Management; changes in the regulatory, judicial, legislative, or tax treatment of business transactions; new litigation or developments in existing litigation; and economic uncertainty created by unrest in other parts of the world.
ABOUT WILMINGTON TRUST
Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory services to high-net-worth clients in 36 countries, and Corporate Client services to institutional clients in 89 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust Corporation and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam. For more information, visit www.wilmingtontrust.com.
CONTACTS

Investors and analysts:	News media:
Ellen J. Roberts	Bill Benintende
Investor Relations	Public Relations
(302) 651-8069	(302) 651-8268
eroberts@wilmingtontrust.com	wbenintende@wilmingtontrust.com

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2010
HIGHLIGHTS

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
	2010	2009	Change	2010	2009	Change
OPERATING RESULTS (in millions)
Net interest income	$74.8	$81.6	(8.3)	$149.5	$160.2	(6.7)
Provision for loan losses	(205.2)	(54.0)	280.0	(282.6)	(83.5)	238.4
Noninterest income	100.9	81.6	23.7	190.4	192.3	(1.0)
Noninterest expense	154.2	128.4	20.1	285.7	255.0	12.0
Net (loss)/income	(116.4)	(9.1)	N/M	(145.6)	12.7	—

LOSS/EARNINGS
Net (loss)/income	$(116.4)	$(9.1)	N/M	$(145.6)	$12.7	—
Dividends and accretion on preferred stock	4.5	4.5	—	9.1	9.2	(1.1)
Net (loss)/income available to common shareholders	(120.9)	(13.6)	N/M	(154.7)	3.5	—

PER COMMON SHARE DATA
Basic net (loss)/income	$(1.33)	$(0.20)	N/M	$(1.85)	$0.05	—
Diluted net (loss)/income	(1.33)	(0.20)	N/M	(1.85)	0.05	—
Dividends paid per common share	0.01	0.1725	(94.2)	0.02	0.345	(94.2)
Book value at period end[1]	12.20	14.26	(14.4)	12.20	14.26	(14.4)
Closing price at period end	11.09	13.66	(18.8)	11.09	13.66	(18.8)
Market range:
High	20.23	18.66	8.4	20.23	22.53	(10.2)
Low	10.72	9.03	18.7	10.72	6.76	58.6

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	90,786	68,966	31.6	83,665	68,955	21.3
Diluted	90,786	68,966	31.6	83,665	69,049	21.2

AVERAGE BALANCE SHEET (in millions)
Investment portfolio	$750.6	$817.1	(8.1)	$782.7	$1,044.6	(25.1)
Loans	8,597.0	9,396.2	(8.5)	8,712.0	9,457.1	(7.9)
Earning assets	9,571.2	10,419.2	(8.1)	9,811.0	10,765.5	(8.9)
Core deposits	6,763.4	6,602.4	2.4	7,000.0	6,256.7	11.9
Stockholders’ equity	1,584.5	1,342.9	18.0	1,503.2	1,336.5	12.5

STATISTICS AND RATIOS (net income annualized)
(Loss)/return on average stockholders’ equity[1]	(37.03)%	(3.58)%	N/M	(24.89)%	2.52%	—
(Loss)/return on average assets	(4.44)%	(0.32)%	N/M	(2.72)%	0.22%	—
Net interest margin (taxable equivalent)	3.15%	3.14%	0.3	3.09%	3.00%	3.0
Dividend payout ratio	N/M	N/M	—	N/M	N/M	—
Full-time equivalent headcount	2,795	2,909	(3.9)	2,795	2,909	(3.9)

[1]	Does not include preferred stock and noncontrolling interest.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2010
QUARTERLY INCOME STATEMENT

	Three Months Ended
						% Change From
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Prior	Prior
(In millions)	2010	2010	2009	2009	2009	Quarter	Year
NET INTEREST INCOME
Interest income	$96.3	$97.5	$102.4	$106.3	$111.3	(1.2)	(13.5)
Interest expense	21.5	22.8	24.5	26.3	29.7	(5.7)	(27.6)

Net interest income	74.8	74.7	77.9	80.0	81.6	0.1	(8.3)
Provision for loan losses	(205.2)	(77.4)	(82.8)	(38.7)	(54.0)	165.1	280.0

Net interest (loss)/income after provision for loan losses	(130.4)	(2.7)	(4.9)	41.3	27.6	N/M	—

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	33.2	34.4	34.8	33.4	31.5	(3.5)	5.4
Mutual fund fees	1.2	0.9	1.6	2.4	5.2	33.3	(76.9)
Planning and other services	6.5	8.8	10.8	10.0	10.3	(26.1)	(36.9)

Total Wealth Advisory Services	40.9	44.1	47.2	45.8	47.0	(7.3)	(13.0)

Corporate Client Services
Global corporate trust services	25.3	23.0	25.0	23.5	21.1	10.0	19.9
Retirement services	21.5	21.5	18.1	16.7	16.6	—	29.5
Investment/cash management services	4.5	3.5	3.9	3.8	3.7	28.6	21.6

Total Corporate Client Services	51.3	48.0	47.0	44.0	41.4	6.9	23.9

Cramer Rosenthal McGlynn	4.2	4.7	4.4	5.3	5.0	(10.6)	(16.0)
Roxbury Capital Management	0.2	0.1	(0.5)	(0.6)	(0.6)	100.0	—

Advisory fees	96.6	96.9	98.1	94.5	92.8	(0.3)	4.1
Amortization of affiliate intangibles	(1.6)	(1.9)	(2.0)	(2.1)	(2.1)	(15.8)	(23.8)

Advisory fees after amortization of affiliate intangibles	95.0	95.0	96.1	92.4	90.7	—	4.7

Service charges on deposit accounts	7.5	7.7	7.7	8.1	7.5	(2.6)	—
Other noninterest income	6.1	4.6	5.8	5.2	6.8	32.6	(10.3)
Securities losses	(7.7)	(17.8)	(11.4)	(36.6)	(23.4)	(56.7)	(67.1)

Total noninterest income	100.9	89.5	98.2	69.1	81.6	12.7	23.7

Net interest and noninterest (loss)/income	(29.5)	86.8	93.3	110.4	109.2	—	—

NONINTEREST EXPENSE
Salaries and wages	49.3	49.2	50.7	49.3	48.6	0.2	1.4
Incentives and bonuses	11.7	7.1	9.1	9.7	7.8	64.8	50.0
Employment benefits	13.7	16.1	13.2	14.0	14.2	(14.9)	(3.5)

Total staffing-related expense	74.7	72.4	73.0	73.0	70.6	3.2	5.8
Net occupancy	7.1	8.1	7.6	7.7	7.7	(12.3)	(7.8)
Furniture, equipment, and supplies	9.9	10.2	10.4	10.1	10.0	(2.9)	(1.0)
Advertising and contributions	2.0	1.7	1.9	1.4	1.8	17.6	11.1
Servicing and consulting fees	4.3	3.5	3.7	3.1	3.5	22.9	22.9
Subadvisor expense	12.0	11.5	9.8	8.8	8.3	4.3	44.6
Travel, entertainment, and training	2.5	1.7	2.3	1.8	1.9	47.1	31.6
Insurance	7.2	6.6	6.1	5.6	10.3	9.1	(30.1)
OREO write-downs/losses and reserve for unfunded lending commitments	16.7	1.8	1.8	1.7	(1.3)	N/M	—
Other expense	17.8	14.0	14.0	13.8	15.6	27.1	14.1

Total noninterest expense	154.2	131.5	130.6	127.0	128.4	17.3	20.1

Loss before income taxes and noncontrolling interest	(183.7)	(44.7)	(37.3)	(16.6)	(19.2)	311.0	N/M
Income tax benefit	(67.3)	(16.4)	(26.9)	(10.8)	(10.2)	310.4	N/M

Net loss before noncontrolling interest	(116.4)	(28.3)	(10.4)	(5.8)	(9.0)	311.3	N/M
Net income attributable to the noncontrolling interest	—	0.9	0.8	0.1	0.1	(100.0)	(100.0)

Net loss	$(116.4)	$(29.2)	$(11.2)	$(5.9)	$(9.1)	298.6	N/M

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2010
YEAR-TO-DATE INCOME STATEMENT

	Six Months Ended
	June 30,	June 30,	%
(In millions)	2010	2009	Change
NET INTEREST INCOME
Interest income	$193.8	$228.5	(15.2)
Interest expense	44.3	68.3	(35.1)

Net interest income	149.5	160.2	(6.7)
Provision for loan losses	(282.6)	(83.5)	238.4

Net interest (loss)/income after provision for loan losses	(133.1)	76.7	—

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	67.6	62.5	8.2
Mutual fund fees	2.1	12.7	(83.5)
Planning and other services	15.4	21.2	(27.4)

Total Wealth Advisory Services	85.1	96.4	(11.7)

Corporate Client Services
Global corporate trust services	48.3	40.5	19.3
Retirement services	43.0	32.7	31.5
Investment/cash management services	8.0	7.8	2.6

Total Corporate Client Services	99.3	81.0	22.6

Cramer Rosenthal McGlynn	8.8	8.0	10.0
Roxbury Capital Management	0.3	(1.3)	—

Advisory fees	193.5	184.1	5.1
Amortization of affiliate intangibles	(3.5)	(4.4)	(20.5)

Advisory fees after amortization of affiliate intangibles	190.0	179.7	5.7

Service charges on deposit accounts	15.2	15.4	(1.3)
Other noninterest income	10.6	13.0	(18.5)
Securities losses	(25.4)	(15.8)	60.8

Total noninterest income	190.4	192.3	(1.0)

Net interest and noninterest income	57.3	269.0	(78.7)

NONINTEREST EXPENSE
Salaries and wages	98.5	97.7	0.8
Incentives and bonuses	18.8	12.7	48.0
Employment benefits	29.8	30.9	(3.6)

Total staffing-related expense	147.1	141.3	4.1
Net occupancy	15.3	15.6	(1.9)
Furniture, equipment, and supplies	20.0	20.4	(2.0)
Advertising and contributions	3.7	4.3	(14.0)
Servicing and consulting fees	7.8	7.6	2.6
Subadvisor expense	23.5	16.3	44.2
Travel, entertainment, and training	4.2	3.7	13.5
Insurance	13.8	14.5	(4.8)
OREO write-downs/losses and reserve for unfunded lending commitments	18.5	(1.5)	—
Other expense	31.8	32.8	(3.0)

Total noninterest expense	285.7	255.0	12.0

(Loss)/income before income taxes and noncontrolling interest	(228.4)	14.0	—
Income tax (benefit)/expense	(83.7)	1.1	—

Net (loss)/income before noncontrolling interest	(144.7)	12.9	—
Net income attributable to the noncontrolling interest	0.9	0.2	350.0

Net (loss)/income	$(145.6)	$12.7	—

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2010
STATEMENT OF CONDITION

						% Change From
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Prior	Prior
(In millions)	2010	2010	2009	2009	2009	Quarter	Year
ASSETS
Cash and due from banks	$188.4	$188.2	$202.9	$208.0	$195.3	0.1	(3.5)

Interest-bearing deposits in other banks	216.6	130.5	165.4	145.3	133.7	66.0	62.0

Federal funds sold and securities purchased under agreements to resell	41.9	20.1	15.1	65.9	105.0	108.5	(60.1)

Investment securities:
U.S. Treasury	187.2	242.0	232.8	10.7	44.3	(22.6)	322.6
Government agencies	227.3	147.2	225.1	162.0	191.9	54.4	18.4
Obligations of state and political subdivisions	5.4	5.4	5.7	5.7	6.7	—	(19.4)
Preferred stock	23.4	24.3	23.9	22.3	19.7	(3.7)	18.8
Mortgage-backed securities	215.3	233.8	254.5	276.5	297.2	(7.9)	(27.6)
Other securities	109.8	112.3	118.5	131.5	155.2	(2.2)	(29.3)

Total investment securities	768.4	765.0	860.5	608.7	715.0	0.4	7.5

FHLB and FRB stock, at cost	32.1	26.8	26.8	26.7	26.7	19.8	20.2

Loans:
Commercial, financial, and agricultural	2,459.6	2,539.1	2,627.0	2,644.9	2,752.4	(3.1)	(10.6)
Real estate — construction	1,756.7	1,872.9	1,956.4	1,950.7	1,961.9	(6.2)	(10.5)
Commercial mortgage	2,074.7	2,130.0	2,102.3	2,075.0	2,011.8	(2.6)	3.1

Total commercial loans	6,291.0	6,542.0	6,685.7	6,670.6	6,726.1	(3.8)	(6.5)

Residential mortgage	424.2	428.2	431.0	428.2	435.3	(0.9)	(2.5)
Consumer	1,243.9	1,319.5	1,408.9	1,485.5	1,565.7	(5.7)	(20.6)
Secured with investments	428.6	425.9	441.6	436.9	448.1	0.6	(4.4)

Total retail loans	2,096.7	2,173.6	2,281.5	2,350.6	2,449.1	(3.5)	(14.4)

Total loans net of unearned income	8,387.7	8,715.6	8,967.2	9,021.2	9,175.2	(3.8)	(8.6)
Reserve for loan losses	(373.8)	(299.8)	(251.5)	(201.8)	(184.9)	24.7	102.2

Net loans	8,013.9	8,415.8	8,715.7	8,819.4	8,990.3	(4.8)	(10.9)

Premises and equipment	138.4	141.1	146.8	149.1	151.4	(1.9)	(8.6)
Goodwill	359.3	359.6	363.2	363.1	363.4	(0.1)	(1.1)
Other intangibles	32.4	34.2	40.2	42.3	43.9	(5.3)	(26.2)
Other assets	593.5	540.8	560.5	445.3	438.7	9.7	35.3

Total assets	$10,384.9	$10,622.1	$11,097.1	$10,873.8	$11,163.4	(2.2)	(7.0)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$784.8	$676.7	$1,470.6	$1,041.6	$1,456.6	16.0	(46.1)
Interest-bearing:
Savings	913.7	930.6	921.5	918.5	898.1	(1.8)	1.7
Interest-bearing demand	3,976.2	3,980.9	3,590.7	3,352.8	3,182.4	(0.1)	24.9
Certificates under $100,000	983.6	1,003.8	1,000.6	1,031.8	1,103.0	(2.0)	(10.8)
Local certificates $100,000 and over	116.0	123.7	136.9	161.6	179.4	(6.2)	(35.3)

Total core deposits	6,774.3	6,715.7	7,120.3	6,506.3	6,819.5	0.9	(0.7)
National brokered certificates	873.7	1,107.6	1,270.6	922.7	959.7	(21.1)	(9.0)

Total deposits	7,648.0	7,823.3	8,390.9	7,429.0	7,779.2	(2.2)	(1.7)

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	429.2	428.5	574.8	1,265.1	1,219.8	0.2	(64.8)
U.S. Treasury demand deposits	—	—	—	—	—	—	—
Other debt	29.0	29.0	29.0	1.0	1.1	—	N/M

Total short-term borrowings	458.2	457.5	603.8	1,266.1	1,220.9	0.2	(62.5)

Other liabilities	394.4	343.8	352.4	393.4	382.4	14.7	3.1
Long-term debt	444.0	443.5	442.9	470.4	469.9	0.1	(5.5)

Total liabilities	8,944.6	9,068.1	9,790.0	9,558.9	9,852.4	(1.4)	(9.2)

Stockholders’ equity:
Preferred stock	324.1	323.7	323.3	322.8	322.4	0.1	0.5
Other stockholders’ equity	1,116.2	1,230.3	983.4	991.6	988.3	(9.3)	12.9

Total Wilmington Trust stockholders’ equity	1,440.3	1,554.0	1,306.7	1,314.4	1,310.7	(7.3)	9.9
Noncontrolling interest	—	—	0.4	0.5	0.3	—	(100.0)

Total stockholders’ equity	1,440.3	1,554.0	1,307.1	1,314.9	1,311.0	(7.3)	9.9

Total liabilities and stockholders’ equity	$10,384.9	$10,622.1	$11,097.1	$10,873.8	$11,163.4	(2.2)	(7.0)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2010
AVERAGE STATEMENT OF CONDITION

	2010	2010	2009	2009	2009	% Change From
	Second	First	Fourth	Third	Second	Prior	Prior
(In millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Year
ASSETS
Cash and due from banks	$173.6	$185.1	$196.3	$181.4	$179.8	(6.2)	(3.4)

Interest-bearing deposits in other banks	164.7	380.2	208.9	204.9	165.9	(56.7)	(0.7)

Federal funds sold and securities purchased under agreements to resell	31.9	3.3	30.1	13.8	14.5	N/M	120.0

Investment securities:
U.S. Treasury	236.8	230.4	92.2	18.4	46.2	2.8	412.6
Government agencies	149.2	192.3	173.5	169.3	256.0	(22.4)	(41.7)
Obligations of state and political subdivisions	5.4	5.4	5.7	6.0	6.7	—	(19.4)
Preferred stock	24.0	24.2	22.5	20.7	17.0	(0.8)	41.2
Mortgage-backed securities	223.7	244.3	266.5	284.4	307.9	(8.4)	(27.3)
Other securities	111.5	118.5	125.9	155.1	183.3	(5.9)	(39.2)

Total investment securities	750.6	815.1	686.3	653.9	817.1	(7.9)	(8.1)

FHLB and FRB stock, at cost	27.0	26.8	26.8	26.7	25.5	0.7	5.9

Loans:
Commercial, financial, and agricultural	2,515.7	2,567.4	2,624.1	2,687.7	2,765.6	(2.0)	(9.0)
Real estate — construction	1,837.9	1,912.9	1,949.7	1,959.5	1,973.4	(3.9)	(6.9)
Commercial mortgage	2,113.7	2,124.3	2,091.3	2,038.7	1,987.5	(0.5)	6.3

Total commercial loans	6,467.3	6,604.6	6,665.1	6,685.9	6,726.5	(2.1)	(3.9)

Residential mortgage	425.4	426.8	434.0	431.9	566.5	(0.3)	(24.9)
Consumer	1,284.7	1,365.4	1,447.4	1,525.1	1,605.1	(5.9)	(20.0)
Secured with investments	419.6	431.5	440.7	436.7	498.1	(2.8)	(15.8)

Total retail loans	2,129.7	2,223.7	2,322.1	2,393.7	2,669.7	(4.2)	(20.2)

Total loans net of unearned income	8,597.0	8,828.3	8,987.2	9,079.6	9,396.2	(2.6)	(8.5)
Reserve for loan losses	(281.6)	(249.2)	(201.9)	(182.7)	(164.0)	13.0	71.7

Net loans	8,315.4	8,579.1	8,785.3	8,896.9	9,232.2	(3.1)	(9.9)

Premises and equipment	140.5	144.2	148.4	150.9	151.8	(2.6)	(7.4)
Goodwill	359.6	361.8	363.1	363.4	356.9	(0.6)	0.8
Other intangibles	33.4	37.3	41.3	43.2	44.1	(10.5)	(24.3)
Other assets	517.0	511.5	435.4	417.5	432.3	1.1	19.6

Total assets	$10,513.7	$11,044.4	$10,921.9	$10,952.6	$11,420.1	(4.8)	(7.9)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$780.5	$1,307.5	$1,219.5	$1,310.6	$1,246.6	(40.3)	(37.4)
Interest-bearing:
Savings	914.3	925.1	918.9	911.7	907.0	(1.2)	0.8
Interest-bearing demand	3,952.6	3,872.1	3,440.6	3,243.7	3,154.0	2.1	25.3
Certificates under $100,000	995.1	1,002.3	1,013.6	1,063.9	1,113.9	(0.7)	(10.7)
Local certificates $100,000 and over	120.9	132.4	148.6	169.2	180.9	(8.7)	(33.2)

Total core deposits	6,763.4	7,239.4	6,741.2	6,699.1	6,602.4	(6.6)	2.4
National brokered certificates	984.8	1,255.0	1,217.5	959.8	1,150.6	(21.5)	(14.4)

Total deposits	7,748.2	8,494.4	7,958.7	7,658.9	7,753.0	(8.8)	(0.1)

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	393.8	312.5	764.5	1,123.4	1,432.7	26.0	(72.5)
U.S. Treasury demand deposits	—	—	—	—	8.1	—	(100.0)
Other debt	29.0	28.9	28.1	1.1	1.1	0.3	N/M

Total short-term borrowings	422.8	341.4	792.6	1,124.5	1,441.9	23.8	(70.7)

Other liabilities	314.5	344.5	395.8	376.5	412.8	(8.7)	(23.8)
Long-term debt	443.7	443.2	443.6	470.1	469.5	0.1	(5.5)

Total liabilities	8,929.2	9,623.5	9,590.7	9,630.0	10,077.2	(7.2)	(11.4)

Stockholders’ equity:
Preferred stock	323.8	323.4	323.0	322.6	322.1	0.1	0.5
Other stockholders’ equity	1,260.7	1,097.4	1,008.0	999.6	1,020.5	14.9	23.5

Total Wilmington Trust stockholders’ equity	1,584.5	1,420.8	1,331.0	1,322.2	1,342.6	11.5	18.0
Noncontrolling interest	—	0.1	0.2	0.4	0.3	(100.0)	(100.0)

Total stockholders’ equity	1,584.5	1,420.9	1,331.2	1,322.6	1,342.9	11.5	18.0

Total liabilities and stockholders’ equity	$10,513.7	$11,044.4	$10,921.9	$10,952.6	$11,420.1	(4.8)	(7.9)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2010
YIELDS AND RATES

	2010	2010	2009	2009	2009
	Second	First	Fourth	Third	Second
YIELDS/RATES (tax-equivalent basis)	Quarter	Quarter	Quarter	Quarter	Quarter
EARNING ASSETS:
Interest-bearing time deposits in other banks	0.22%	0.22%	0.13%	0.27%	0.34%
Federal funds sold and securities purchased under agreements to resell	0.13	0.25	0.11	0.14	0.14

Total investment securities	2.96	2.94	3.74	4.35	3.89

FHLB and FRB stock, at cost	2.78	0.05	2.31	0.12	2.84

Commercial, financial, and agricultural	4.27	4.13	4.22	4.26	4.30
Real estate — construction	3.49	3.50	3.42	3.49	3.60
Commercial mortgage	4.15	4.20	4.26	4.35	4.40
Total commercial loans	4.01	3.97	4.00	4.06	4.12

Residential mortgage	5.13	5.13	5.11	5.45	5.71
Consumer	5.54	5.53	5.50	5.64	5.63
Secured with investments	2.88	2.86	2.85	2.79	2.60
Total retail loans	4.93	4.94	4.92	5.09	5.08

Total loans	4.24	4.21	4.24	4.33	4.40

Total earning assets	4.05	3.95	4.10	4.23	4.28

FUNDS USED TO SUPPORT EARNING ASSETS:

Core deposits
Savings	0.82	0.94	1.08	1.20	1.24
Interest-bearing demand	0.27	0.30	0.35	0.37	0.40
Certificates under $100,000	2.23	2.28	2.44	2.71	2.98
Local certificates $100,000 and over	2.08	2.01	2.11	2.25	2.62
Core interest-bearing deposits	0.72	0.77	0.90	1.03	1.15

National brokered certificates	0.90	0.95	1.01	1.34	1.74

Total interest-bearing deposits	0.74	0.80	0.92	1.08	1.26

Short-term borrowings	0.66	0.75	0.44	0.24	0.26

Long-term debt	7.14	7.23	7.08	7.06	7.14

Total interest-bearing liabilities	1.10	1.16	1.22	1.31	1.41

Total funds used to support earning assets	0.90	0.92	0.98	1.04	1.14

Net interest margin (tax-equivalent basis)	3.15	3.03	3.12	3.19	3.14

Year-to-date net interest margin	3.09	3.03	3.08	3.06	3.00

Prime rate	4.00	4.00	4.00	4.00	4.00

Tax-equivalent net interest income (in millions)	$75.2	$75.1	$78.4	$80.5	$82.1

Average earning assets at historical cost	$9,576.5	$10,065.8	$9,954.3	$10,005.8	$10,477.2
Average fair valuation adjustment on investment securities available for sale	(5.3)	(12.1)	(15.0)	(26.9)	(58.0)

Average earning assets	$9,571.2	$10,053.7	$9,939.3	$9,978.9	$10,419.2

Average rates are calculated using average balances based on historical cost and do not reflect fair valuation adjustments.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2010
CREDIT QUALITY

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(In millions)	2010	2010	2009	2009	2009
NONPERFORMING ASSETS AT PERIOD-END
Nonaccruing loans:
Commercial, financial, and agricultural	$97.5	$91.2	$80.9	$90.2	$89.3
Commercial real estate — construction	240.7	246.8	264.8	190.7	145.3
Commercial mortgage	94.9	83.3	69.0	50.8	40.5
Consumer and other retail	46.8	47.6	40.9	35.8	25.3

Total nonaccruing loans	479.9	468.9	455.6	367.5	300.4
Renegotiated loans — accruing	35.6	35.7	28.5	2.2	1.6

Total nonaccruing loans and renegotiated loans	515.5	504.6	484.1	369.7	302.0
Other real estate owned (OREO)	44.2	46.3	34.6	27.8	28.3

Total nonperforming assets	559.7	550.9	518.7	397.5	330.3

Loans past due 90 days or more:
Commercial, financial, and agricultural	36.4	3.0	4.2	4.2	3.0
Commercial real estate — construction	29.2	14.3	4.5	4.0	5.1
Commercial mortgage	24.1	7.0	2.2	9.2	2.8
Consumer and other retail	16.5	15.4	19.7	21.3	15.8

Total loans past due 90 days or more	106.2	39.7	30.6	38.7	26.7

RESERVE FOR LOAN LOSSES
Balance at the beginning of the period	$299.8	$251.5	$201.8	$184.9	$167.0
Loans charged off:
Commercial, financial, and agricultural	(25.4)	(8.2)	(12.2)	(8.1)	(8.5)
Commercial real estate — construction	(81.2)	(12.1)	(13.6)	(6.3)	(18.4)
Commercial mortgage	(15.2)	(2.4)	(3.0)	(1.0)	(1.7)
Residential mortgage	—	—	—	(0.5)	—
Consumer and other retail	(13.3)	(8.1)	(7.8)	(7.9)	(11.1)

Total loans charged off	(135.1)	(30.8)	(36.6)	(23.8)	(39.7)

Recoveries on loans previously charged off:
Commercial, financial, and agricultural	1.6	0.3	1.0	0.2	0.1
Commercial real estate — construction	—	—	0.5	—	—
Commercial mortgage	0.4	—	0.1	0.3	—
Residential mortgage	—	—	—	—	—
Consumer and other retail	1.9	1.4	1.9	1.5	3.4

Total recoveries	3.9	1.7	3.5	2.0	3.5
Net loans charged off:
Commercial, financial, and agricultural	(23.8)	(7.9)	(11.2)	(7.9)	(8.4)
Commercial real estate — construction	(81.2)	(12.1)	(13.1)	(6.3)	(18.4)
Commercial mortgage	(14.8)	(2.4)	(2.9)	(0.7)	(1.7)
Residential mortgage	—	—	—	(0.5)	—
Consumer and other retail	(11.4)	(6.7)	(5.9)	(6.4)	(7.7)

Total net loans charged off	(131.2)	(29.1)	(33.1)	(21.8)	(36.2)
Transfers from/(to) reserve for unfunded lending commitments	—	—	—	—	0.1
Provision charged to operations	205.2	77.4	82.8	38.7	54.0

Balance at the end of the period	373.8	299.8	251.5	201.8	184.9

Reserve for unfunded lending commitments in other liabilities	20.4	8.9	7.4	5.7	4.0

RESERVE FOR LOAN LOSSES COMPOSITION
Commercial, financial, and agricultural	$95.6	$74.7	$65.9	$61.3	$62.4
Commercial real estate — construction	165.1	127.3	100.8	66.8	51.2
Commercial mortgage	59.0	51.1	40.6	30.0	27.6
Residential mortgage	6.1	4.1	3.3	2.6	3.8
Consumer and other retail	48.0	42.6	40.9	41.1	39.9

Total reserve for loan losses	373.8	299.8	251.5	201.8	184.9

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2010
CREDIT QUALITY (continued)

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in millions)	2010	2010	2009	2009	2009
RATIOS
Period-end loans	$8,387.7	$8,715.6	$8,967.2	$9,021.2	$9,175.2
Average loans	8,597.0	8,828.3	8,987.2	9,079.6	9,396.2
Period-end reserve to loans	4.46%	3.44%	2.80%	2.24%	2.02%
Period-end nonperforming assets to loans and OREO	6.64	6.29	5.76	4.39	3.59
Period-end loans past due 90 days to total loans	1.27	0.46	0.34	0.43	0.29
Quarterly net charge-offs to average loans (not annualized)	1.53	0.33	0.37	0.24	0.39
Year-to-date net charge-offs to average loans	1.84	0.33	1.21	0.85	0.61

INTERNAL RISK RATING
Pass	$6,147.7	$6,912.8	$7,289.7	$7,565.4	$7,934.0
Watchlist	764.2	672.0	607.4	598.6	550.9
Substandard	1,451.5	1,089.3	1,013.8	828.4	662.2
Doubtful/loss	24.3	41.5	56.4	28.8	28.1
LOAN PORTFOLIO DETAIL

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in millions)	2010	2010	2009	2009	2009
LOAN PORTFOLIO COMPOSITION
Commercial, financial, and agricultural	29%	29%	29%	29%	30%
Commercial real estate — construction	21	22	22	22	21
Commercial mortgage	25	24	23	23	22
Residential mortgage	5	5	5	5	5
Consumer	15	15	16	16	17
Secured with investments	5	5	5	5	5

COMMERCIAL REAL ESTATE — CONSTRUCTION DETAIL
Project type:
Residential real estate construction	49%	51%	51%	51%	49%
Land development	23	23	22	21	21
Retail and office	16	15	18	18	17
Owner-occupied	1	1	1	2	2
Multi-family	6	5	4	4	4
Other	5	5	4	4	7
Geographic location:
Delaware	58%	60%	59%	58%	59%
Pennsylvania	22	22	23	23	23
Maryland	8	7	7	7	6
New Jersey	10	9	9	9	9
Other	2	2	2	3	3

CONSUMER LOANS, PERIOD-END
Home equity	$555.5	$563.0	$568.6	$570.5	$573.3
Indirect	492.6	548.2	613.4	684.8	753.7
Credit card	64.5	63.9	66.4	67.5	64.5
Other consumer	131.3	144.4	160.5	162.7	174.2

Total consumer loans	$1,243.9	$1,319.5	$1,408.9	$1,485.5	$1,565.7

CONSUMER LOANS, ON AVERAGE
Home equity	$559.7	$566.5	$571.7	$572.9	$571.8
Indirect	519.4	581.5	648.0	718.7	788.0
Credit card	64.4	64.8	65.2	64.2	64.2
Other consumer	141.2	152.6	162.5	169.3	181.1

Total consumer loans	$1,284.7	$1,365.4	$1,447.4	$1,525.1	$1,605.1

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2010
SUPPLEMENTAL INFORMATION

	Three Months Ended
						% Change From:
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Prior	Prior
	2010	2010	2009	2009	2009	Quarter	Year
NET INCOME
Net (loss)/income per common share
Basic	$(1.33)	$(0.44)	$(0.23)	$(0.15)	$(0.20)	202.3	N/M
Diluted	(1.33)	(0.44)	(0.23)	(0.15)	(0.20)	202.3	N/M
Weighted average shares outstanding (in thousands)
Basic	90,786	76,465	68,983	68,979	68,966
Diluted	90,786	76,465	68,983	68,979	68,966
Net (loss)/income as a percentage of:
Average assets	(4.44)%	(1.07)%	(0.41)%	(0.21)%	(0.32)%
Average stockholders’ equity[1]	(37.03)	(10.79)	(4.41)	(2.34)	(3.58)

ASSETS UNDER MANAGEMENT * (in billions)
Wilmington Trust	$40.6	$42.3	$42.1	$39.8	$35.2	(4.0)	15.3
Roxbury Capital Management	1.5	1.6	1.7	1.5	1.4	(6.3)	7.1
Cramer Rosenthal McGlynn	11.2	13.0	11.9	11.0	9.4	(13.8)	19.1

Combined assets under management	$53.3	$56.9	$55.7	$52.3	$46.0	(6.3)	15.9

* Assets under management include estimates for values associated with certain assets that lack readily ascertainable values, such as limited partnership interests.

ASSETS UNDER ADMINISTRATION ** (in billions)
Wilmington Trust	$142.8	$149.2	$148.6	$140.8	$128.7	(4.3)	11.0

** Includes Wilmington Trust assets under management

INVESTMENT MIX OF ASSETS MANAGED BY WILMINGTON TRUST
Equities	37%	41%	40%	37%	36%
Fixed income	36	33	34	34	37
Other	27	26	26	29	27

CAPITAL (in millions, except per share amounts)
Average Wilmington Trust stockholders’ equity	$1,584.5	$1,420.8	$1,331.0	$1,322.2	$1,342.6	11.5	18.0
Total risk-weighted assets	9,872.5	10,281.7	10,959.4	10,956.6	11,297.8	(4.0)	(12.6)
Tier 1 capital	1,217.1	1,326.0	1,080.1	1,090.4	1,093.4	(8.2)	11.3
Per share:
Book value[1]	12.20	13.49	14.17	14.29	14.26	(9.6)	(14.4)
Quarterly dividends declared per common share	0.01	0.01	0.01	0.01	0.1725	—	(94.2)
Year-to-date dividends declared per common share	0.02	0.01	0.365	0.355	0.345
Average stockholders’ equity to assets[1]	11.99%	9.94%	9.23%	9.13%	8.94%
Total risk-based capital ratio	16.65	17.58	14.31	14.40	14.02
Tier 1 risk-based capital ratio	12.33	12.90	9.86	9.95	9.68
Tier 1 leverage capital ratio	11.80	12.25	10.10	10.21	9.79
Tangible common equity to assets ratio[1]	7.25	8.18	5.42	5.60	5.40
Tier 1 common capital ratio	9.05	9.75	6.90	7.00	6.82

INVESTMENT SECURITIES PORTFOLIO
Average life (in years)	6.12	6.94	6.23	9.21	8.09
Average duration	(0.75)	(2.11)	(0.49)	(0.25)	(1.33)
Percentage invested in fixed rate instruments	84%	83%	84%	64%	68%

FUNDING (on average)
Percentage from core deposits	83%	82%	77%	76%	72%
Percentage from national funding	12	14	14	11	12
Percentage from short-term borrowings	5	4	9	13	16

ASSET — LIABILITY MATCHING
As a percentage of total balances at period-end:
Loans outstanding with floating rates	79%	79%	79%	78%	77%
Commercial loans with floating rates	90	91	90	90	89
Commercial loans tied to a prime rate	51	51	53	53	54
Commercial loans tied to the 30-day LIBOR	40	40	39	40	40

National CDs and short-term borrowings maturing in 90 days or less	69%	52%	91%	77%	80%

FULL-TIME EQUIVALENT HEADCOUNT
Full-time equivalent headcount	2,795	2,821	2,898	2,902	2,909

[1]	Does not include preferred stock and noncontrolling interest.